As filed with the Securities and Exchange Commission on April 24, 2007

Registration No. 333-128297

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

A-MAX TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bermuda	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, A-MAX Technology Tower

12-16 Fui Yiu Kok Street, Tsuen Wan

New Territories, Hong Kong

(852) 2798-6699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang, Esq. John A. Otoshi, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Road Central, Hong Kong (852) 2522-7886	Chris K. H. Lin, Esq. Simpson Thacher & Bartlett LLP 7th Floor, ICBC Tower 3 Garden Road Central, Hong Kong (852) 2514-7600

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-1 (Registration No. 333-128297) of A-Max Technology Limited, a Bermuda company (the “Company”), originally filed on September 13, 2005, as amended, pertaining to the offer of 162,500,000 ordinary shares represented by American Depositary Shares (“ADSs”) of the Company that were separately registered on a Registration Statement on Form F-6 (Registration No. 333-128365).

To date, none of the securities registered under the Company’s Registration Statement on Form F-1 and Form F-6 have been issued and sold. As a result, the Company will be deregistering all of the Company’s securities and therefore hereby removes from registration all securities of the Company registered pursuant to this Registration Statement on Form F-1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 24, 2007.

A-Max Technology Limited

By:	/s/ Victor Chan
Victor Chan Chairman of the Board / Chief Executive Officer